     As filed with the Securities and Exchange Commission on June 15, 2000.

                                                           Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  NANOGEN, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                  Delaware                            330489621
        -------------------------------          -------------------
        (State or other jurisdiction of           (I.R.S. Employer
        incorporation or organization)           Identification No.)

        10398 Pacific Center Court San Diego, California       92121
        ---------------------------------------------------------------
            (Address of Principal Executive Offices)         (Zip Code)



               NANOGEN, INC. 1997 STOCK INCENTIVE PLAN, AS AMENDED
               ---------------------------------------------------
                            (Full title of the plan)



        HARRY J. LEONHARDT, ESQ.                           Copy to:
Senior Vice President, General Counsel            THOMAS E. SPARKS, JR., ESQ.
            and Secretary                        Pillsbury Madison & Sutro LLP
            Nanogen, Inc.                               P.O. Box 7880
     10398 Pacific Center Court                     San Francisco, CA 94120
     San Diego, California 92121                        (415) 983-1000
           (858) 410-4600

                          (Name, address and telephone
                          number, including area code,
                              of agent for service)


---------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
Title of Securities To Be             Amount To Be         Proposed Maximum      Proposed Maximum          Amount of
Registered                           Registered (1)       Offering Price per    Aggregate Offering     Registration Fee
                                                               Share (2)            Price (2)
-------------------------------- ------------------------ -------------------- --------------------- ----------------------
Common Stock, $.001 par value,      1,000,000 shares           $35.4065            $35,406,500              $9,348
including related Series I
Participating Preferred Stock
Purchase Rights
-------------------------------- ------------------------ -------------------- --------------------- ----------------------


(1) Calculated pursuant to General Instruction E to Form S-8 and Rule 457 of the Securities Act of 1933, as amended (the "Securities Act").

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, upon the average of the high and low prices as reported on the Nasdaq National Market on June 12, 2000.

                                -----------------

        The Registration Statement shall become effective upon filing in accordance with Rule 462 of the Securities Act.

       INFORMATION REQUIRED PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8


GENERAL INSTRUCTION E INFORMATION

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on April 17, 1998 (No. 333-50381) and July 28, 1999 (File No. 333-583993) are hereby incorporated by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

(1) Annual Report on Form 10-K (File No. 0-23541) for the fiscal year ended December 31, 1999, as amended by Form 10-K/A;

(2) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

(3) The description of Registrant's Common Stock contained in Registrant's Registration Statement on Form 8-A filed April 7, 1999; and

(4) The description of the Preferred Stock Purchase Rights for Series A Participating Preferred Stock, par value $.001 per share of the Registrant contained in Registrant's Registration Statement on Form 8-A filed November 24, 1998.

In addition, all documents subsequently filed by Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registrations statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 15, 2000.



                                     NANOGEN, INC.



                                     By  /s/ Howard C. Birndorf
                                        -----------------------------------
                                             Howard C. Birndorf
                                             Chairman, Chief Executive
                                             Officer and President



                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Howard C. Birndorf or Kieran T. Gallahue and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:


                         Signature                                 Title                           Date
                         ---------                                 -----                           ----

         /s/        Howard C. Birndorf               Chairman of the Board, Chief             June 15, 2000
         ----------------------------------------    Executive Officer and President
                    Howard C. Birndorf               (Principal Executive Officer)




         /s/        Kieran T. Gallahue               Senior Vice President, Chief             June 15, 2000
         ----------------------------------------    Financial Officer and Treasurer
                    Kieran T. Gallahue               (Principal Financial and
                                                     Accounting Officer)




         ----------------------------------------                 Director                    June __, 2000
                       Val Buonaiuto





         /s/           Cam L. Garner                              Director                    June 15, 2000
         ----------------------------------------
                       Cam L. Garner




         /s/         David G. Ludvigson                           Director                    June 15, 2000
         ----------------------------------------
                     David G. Ludvigson



         /s/          Thomas G. Lynch
         ----------------------------------------                 Director                    June 15, 2000
                      Thomas G. Lynch



         /s/      Stelios B. Papadopoulos                         Director                    June 15, 2000
         ----------------------------------------
                  Stelios B. Papadopoulos


                                INDEX TO EXHIBITS


Exhibit
Number                     Exhibit
------                     -------
5.1                        Opinion of Pillsbury Madison & Sutro LLP regarding
                           legality of securities to be offered

10.1 1997 Stock Incentive Plan of Nanogen, Inc., as amended

10.2                       Form of Incentive Stock Option Agreement under the
                           1997 Stock Incentive Plan

10.3                       Form of Nonqualified Stock Option Agreement under the
                           1997 Stock Incentive Plan

23.1                       Consent of Ernst & Young LLP, Independent Auditors

23.2                       Consent of Pillsbury Madison & Sutro LLP (included in
                           Exhibit 5.1)

24.1                       Power of Attorney (see page 3)
